SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2004
FILE NUMBER 811-6463
SERIES NO.: 1

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A Shares             $1577
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares             $   0
              Class C Shares             $   0
              Class R Shares             $   0
              Institutional Class Shares $   0

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from met investment income
              Class A Shares             $000.0218
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B Shares             $000.0000
              Class C Shares             $000.0000
              Class R Shares             $000.0000
              Institutional Class Shares $000.1093


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares              70,940
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares              17,741
              Class C Shares               6,830
              Class R Shares                 135
              Institutional Class Shares     728



74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $18.16
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $16.99
              Class C Shares              $17.00
              Class R Shares              $18.04
              Institutional Class Shares  $18.34